Exhibit 23.1

CohnReznick LLP
cohnreznick.com

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form S-11 (No. 333-168905) and Form S-3D (No. 333-191313) of SmartStop Self Storage, Inc. of our report dated May 28, 2014 relating to the consolidated financial statements of Strategic Storage Holdings, LLC and Subsidiaries as of December 31, 2013 and for the year then ended, which is included in the Current Report on Form 8-K/A (Amendment No. 1) filed by SmartStop Self Storage, Inc. and Subsidiaries on November 17, 2014.

Los Angeles, California

November 17, 2014

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